Dividend Capital Diversified Property Fund Inc. 8-K

Exhibit 99.1

dividend capital DIVERSIFIED PROPERTY FUND

Provides First quarter 2016 Portfolio update

-0.25% total shareholder return for the quarter; 5.7% total shareholder return for the last twelve months1

Disposed three assets for a total of $186 million and approximately 880,000 square feet

Repaid approximately $74 million of secured borrowings with a weighted average interest rate of approximately 6.2%; subsequent to quarter end repaid an additional $79 million of secured borrowings with a weighted average interest rate of approximately 6.0%

DENVER – May 13, 2016— Dividend Capital Diversified Property Fund Inc. (“DPF”), a public reporting, daily NAV REIT (NASDAQ: ZDPFAX; ZDPFEX; ZDPFIX; ZDPFWX) reported results today for the first quarter ended March 31, 2016.

Total Shareholder Return

Total shareholder return, which represents the compound annual rate of return assuming reinvestment of all dividend distributions before the impact of up-front sales commissions and class-specific expenses as of March 31, 2016, was as follows for the indicated timeframe:

•	Year-to-date ended March 31, 2016:	-0.25%

•	Twelve months ended March 31, 2016:	5.72%

•	Three years ended March 31, 2016 (annualized):	7.88% (25.59% cumulative)

•	Since NAV share class inception[2] (annualized):	8.21% (31.80% cumulative)

Class A, Class W, and Class I shareholders had lower total returns than those set forth above due to up-front sales commissions and/or class-specific expenses.

Portfolio Overview

As of March 31, 2016, DPF’s portfolio consisted of 57 operating properties located in 20 geographic markets in the United States, aggregating approximately 9.3 million square feet. As of March 31, 2016, DPF’s real property portfolio was approximately 90.2% leased to approximately 530 tenants. These properties had an estimated fair value of approximately $2.2 billion (calculated in accordance with DPF’s valuation procedures), including:

•	17 office properties located in 13 geographic markets, aggregating approximately 3.6 million net rentable square feet, with an aggregate fair value amount of approximately $1.2 billion;

1 All returns figures exclude up-front sales commissions and class-specific expenses

2 Measured from September 30, 2012

•	34 retail properties located in nine geographic markets, aggregating approximately 3.8 million net rentable square feet, with an aggregate fair value amount of approximately $951.7 million; and

•	Six industrial properties located in three geographic markets, aggregating approximately 1.9 million net rentable square feet, with an aggregate fair value amount of approximately $85.7 million.

DPF’s leverage ratio, based on the fair value of its investments, was 42% as of March 31, 2016.

Disposition Activity

During the quarter ended March 31, 2016, DPF sold Colshire Drive, an office property located in Washington, DC for $158.4 million, 40 Boulevard, an office property located in Chicago, IL for $9.9 million, and Washington Commons, an office property located in Chicago, IL for $18.0 million, each to an unrelated third party.

Portfolio and Leasing Summary

During the first quarter, same-store net operating income increased 2.8% compared to the quarter ended December 31, 2015, and decreased 6.3% when compared to the same quarter in 2015. When generally accepted accounting principles (“GAAP”) adjustments are excluded, same-store net operating income increased 3.2% compared to the quarter ended December 31, 2015, and decreased 4.4% when compared to the same quarter in 2015.

During the first quarter, DPF signed 30 leases for approximately 76,000 square feet. On a comparable space basis, DPF signed 18 leases for approximately 50,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the first quarter was 41.7%. For the twelve months ended March 31, 2016, DPF signed 163 leases for approximately 884,000 square feet. On a comparable basis, DPF signed 118 leases for approximately 642,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the last twelve months was 27.7%.

The overall portfolio percentage leased was 90.2% as of March 31, 2016, compared to 90.1% on December 31, 2015 and 89.5% on March 31, 2015. Same-store percentage leased was 89.3% at March 31, 2016, compared to 88.9% at December 31, 2015 and 89.7% at March 31, 2015.

Financial Results for the quarter ended December 31, 2015

Company-Defined Funds from Operations (“FFO”) for the quarter ended March 31, 2016 were $22.0 million, or $0.12 per basic and diluted share. This compares to FFO for the quarter ended March 31, 2015 of $26.9 million, or $0.14 per basic and diluted share.

GAAP net income for the quarter ended March 31, 2016 was $48.2 million, or $0.27 per basic and diluted share. This compares to a GAAP net income for the quarter ended March 31, 2015 of $132.2 million, or $0.69 per basic and diluted share.

Non-GAAP Supplemental Financial Measure

DPF computes its financial results in accordance with GAAP. Below, DPF has provided reconciliations of both Company-Defined FFO and net operating income, which are both non-GAAP supplemental financial measures, to the most directly comparable GAAP measures (amounts in thousands, except per share information). For more information about Company-Defined FFO and net operating income (“NOI”), including why management believes both measures provide useful information, please see the Portfolio Performance and Operational Review furnished with this press release on Form 8-K filed with the SEC on May 13, 2016, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	Three Months Ended
	March 31, 2016	March 31, 2015
($ in thousands, except per share data)
Reconciliation of net earnings to FFO:
Net income attributable to common stockholders	$43,782	$123,583
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	19,835	20,815
Gain on disposition of real property	(41,400)	(128,667)
Impairment of real property	587	1,400
Noncontrolling interests’ share of adjustments	1,376	6,810
FFO attributable to common shares-basic	$24,180	$23,941
FFO attributable to dilutive OP units	1,878	1,662
FFO attributable to common shares-diluted	$26,058	$25,603

FFO per share-basic and diluted	$0.15	$0.13

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$24,180	$23,941
Add (deduct) our adjustments:
Acquisition-related expenses	51	425
(Gain) loss on extinguishment of debt and financing commitments	(5,136)	896
Unrealized (gain) loss on derivatives	—	11
Noncontrolling interests’ share of our adjustments	1,326	(86)
Company-Defined FFO attributable to common shares-basic	$20,421	$25,187
Company-Defined FFO attributable to dilutive OP units	1,586	1,749
Company-Defined FFO attributable to common shares-diluted	$22,007	$26,936

Company-Defined FFO per share-basic and diluted	$0.12	$0.14

Weighted average number of shares outstanding
Basic	163,954	179,317
Diluted	176,690	191,766

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
($ in thousands, except per share data)
Reconciliation of NOI to net earnings:
Same-store NOI – cash basis	$30,889	$29,930	$32,310
NOI – cash basis – 2015/2016 Acquisitions/Dispositions	8,315	8,967	11,891
NOI – cash basis	$39,204	$38,897	$44,201
Straight line rent	(240)	(291)	(356)
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	262	187	405
NOI	$39,266	$38,793	$44,250
Debt related investments	238	1,328	3,203
Real estate depreciation and amortization expense	(19,835)	(21,710)	(20,815)
General and administrative expenses	(2,621)	(2,564)	(2,735)
Advisory fees, related party	(3,765)	(4,062)	(4,299)
Acquisition-related expenses	(51)	(1,385)	(425)
Impairment of real estate property	(587)	—	(1,400)
Interest and other income	58	693	632
Interest expense	(10,961)	(11,301)	(13,981)
Gain (loss) on extinguishment of debt and financing commitments	5,136	—	(896)
Gain on sale of real property	41,400	984	128,667
Net income attributable to noncontrolling interests	(4,456)	(46)	(8,618)
Net income (loss) attributable to common stockholders	$43,782	$730	$123,583

Webinar and Portfolio Update Call Information

DPF will host a webinar/portfolio update call to review first quarter 2016 performance results and financial metrics on May 18, 2016, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:

Date: Wednesday, May 18, 2016
Time: 2:15 p.m. MT/4:15 p.m. ET
Dial-in Number: 877.742.5590
Conference ID: 96351123

To access the live webinar please visit the Investor Relations page at DPF’s website, www.dividendcapitaldiversified.com.

The webinar replay will be posted when available on the Investor Relations page of DPF’s website.

About Dividend Capital Diversified Property Fund

Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. DPF owned 57 properties totaling approximately 9.3 million square feet in 20 geographic markets as of March 31, 2016. More information is available at www.dividendcapitaldiversified.com.

Forward-Looking Information

This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of Dividend Capital Diversified Property Fund’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Dividend Capital Diversified Property Fund’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Contact
Eric Paul
 Dividend Capital
 (303) 228-2200